UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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Straight Path Communications Inc.

(Name of Registrant as Specified In Its Charter)

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STRAIGHT PATH COMMUNICATIONS INC.
5300 Hickory Park Drive, Suite 218
Glen Allen, Virginia 23059
(804) 433-1522

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	11:00 a.m., local time, on Tuesday, February 6, 2018.

PLACE:	Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C., 1615 M Street N.W., Suite 400, Washington DC 20036.

ITEMS OF BUSINESS:	1. To elect four directors, each for a term of one year.

2. To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record at close of business on December 8, 2017.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING ADMISSION:

If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of December 8, 2017 with you to the Annual Meeting, as well as a form of personal photo identification.

ANNUAL MEETING DIRECTIONS:	You may request directions to the annual meeting via email at info@spathinc.com or by calling SPCI Investor Relations at (804) 433-1522.

Important Notice Regarding the Availability of Proxy Materials for the straight path communications inc. Stockholders Meeting to be Held on FEBRUARY 6, 2018:
The Notice of Annual Meeting and Proxy Statement and the 2017 Annual Report are available at:
www.spathinc.com/investors

BY ORDER OF THE BOARD OF DIRECTORS

Yonatan Cantor
Corporate Secretary

Glen Allen, Virginia
November 27, 2017

STRAIGHT PATH COMMUNICATIONS INC.
5300 Hickory Park Drive, Suite 218
Glen Allen, Virginia 23059
(804) 433-1522

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PROXY STATEMENT

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GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of Straight Path Communications Inc., a Delaware corporation (the “Company” or “SPCI”), as of the close of business on December 8, 2017, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, February 6, 2018 at 11:00 a.m., local time, at the offices of Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C., 1615 M Street N.W., Suite 400, Washington DC 20036. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about December 18, 2017.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock and Class B Common Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Friday, December 8, 2017, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock and Class B Common Stock entitled to notice of, and to vote at, the Annual Meeting. As of the date of this proxy statement, the Company had 12,767,810, shares issued and outstanding and entitled to vote at the Annual Meeting, consisting of 787,163 shares of Class A Common Stock and 11,980,664 shares of Class B Common Stock. The remaining shares, issued, consisting of 39,693 of shares of Class B Common Stock, are held in the treasury of the Company, and are not entitled to vote or to be counted as present at the Annual Meeting for purposes of determining whether a quorum is present. The shares of stock owned by the Company will not be deemed to be outstanding for determining whether a majority of the votes cast have voted in favor of any proposal.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock held by them. The holders of Class A Common Stock and Class B Common Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy with or without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Yonatan Cantor, Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock and Class B Common Stock voting together as a single class, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1). This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions are not counted as votes “for” or “against” a nominee or any of these proposals.

Under NYSE American rules, without voting instructions from the beneficial owner, brokers may not vote shares on non-routine matters. The election of directors (Proposal No. 1) is a non-routine matter. In the absence of voting instructions from the beneficial owner, a broker non-vote will occur. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Yonatan Cantor, Corporate Secretary, Straight Path Communications Inc., 5300 Hickory Park Drive, Suite 218, Glen Allen, Virginia 23059, or by phone at (804) 433-1522, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on July 31 of each calendar year. Each reference to a Fiscal Year refers to the Fiscal Year ending in the calendar year indicated (e.g., Fiscal 2017 refers to the Fiscal Year ended July 31, 2017).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance-related listing requirements of the NYSE American. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the NYSE American corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to the composition of the Nominating Committee.

In accordance with Section 807 of the NYSE American Company Guide, the Company has adopted a Code of Business Conduct and Ethics, the full text of which is available for your review in the Governance section of our website at http://spathinc.com/investors and which also is available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 801(a) of the NYSE American Company Guide, because more than 50% of the voting power of the Company is controlled by The Patrick Henry Trust TR DTD July 31 2013 (the “Trust”). Upon our spin-off (the “Spin-Off”) from IDT Corporation (“IDT”), Howard Jonas transferred the shares of our common stock that he was entitled to receive to the Trust, and he is the beneficiary of the economic interest of the shares held by the Trust, but, subject to the below consent requirements, does not have voting power or control with respect to such shares. Mr. Jonas’ consent is needed with respect to certain significant corporate matters requiring approval by our stockholders, including the approval of any merger, consolidation or sale of all or substantially all of our assets. The Trust and Howard Jonas entered into a voting agreement (“Voting Agreement”) with Verizon Communications Inc. (“Verizon”) concurrently with the Company’s entry into an Agreement and Plan of Merger (“the Verizon Merger Agreement”) with Verizon. The Voting Agreement provides that Mr. Jonas (holding his Class A shares through the Trust) will vote his Class A shares in the Company in favor of the merger with Verizon and the other transactions contemplated in the Verizon Merger Agreement, on the terms and subject to the conditions set forth in the Voting Agreement. At the special meeting of stockholders held on August 2, 2017, Mr. Jonas voted his shares in the Company in favor of the merger with Verizon.

Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Nomination Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 803 of the NYSE American Company Guide and that the Compensation Committee is in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the NYSE American requirement that it have a Nominating Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a Corporate Governance Committee comprised entirely of independent directors, and a Nominating Committee comprised of the Chairman of the Board of Directors, who is not an independent, and one independent director.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at http://spathinc.com/investors. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the NYSE American definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.       During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.       During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.       (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.       Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.       The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent (2%) of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of K. Chris Todd, William F. Weld and Fred S. Zeidman is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the current Board of Directors, a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees is independent.

The Corporate Governance Committee considered the following relationship between the Company and William F. Weld in determining Mr. Weld’s independence: Mr. Weld is a contract partner (who was on leave through November 8, 2016) at the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”). During Fiscal 2017, Mintz Levin represented the Company as litigation counsel in certain legal proceedings related to the Company’s enforcement of its intellectual property rights, and also represents the Company on certain matters related to the Federal Communications Commission (“FCC”). As a contract partner, Mr. Weld does not receive any direct or indirect interest in the fees paid by the Company to Mintz Levin nor does he have any involvement in Mintz Levin’s representation of the Company. Legal fees incurred amounted to approximately $1,406,000 in Fiscal 2017. The Corporate Governance Committee determined, after considering Mr. Weld’s position at Mintz Levin, that the foregoing relationship would not impact Mr. Weld’s independence. The Corporate Governance Committee (with Mr. Weld abstaining), therefore, recommended that the Board of Directors determine that Mr. Weld be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors (with Mr. Weld abstaining) accepted the Corporate Governance Committee’s recommendation.

The Corporate Governance Committee considered the following relationship between the Company and K. Chris Todd in determining Mr. Todd’s independence: Mr. Todd is a partner at the law firm of Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C. The Company retained Kellogg to advise the Company on certain matters related to the Federal Communications Commission. $207,000 were paid to Kellogg in Fiscal 2017, however, Mr. Todd did not receive any direct or indirect interest in such fees. The Corporate Governance Committee determined that the foregoing relationship would not impact Mr. Todd’s independence. The Corporate Governance Committee (with Mr. Todd abstaining), therefore, recommended that the Board of Directors determine that Mr. Todd be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors (with Mr. Todd abstaining) accepted the Corporate Governance Committee’s recommendation. When we use the term “non-employee director” in this Proxy Statement we are referring to any director who is not an employee of, or consultant to, the Company, and who is deemed to be independent by the Board of Directors. Therefore, Davidi Jonas is not a non-employee director. None of the other non-employee directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested persons seeking to communicate directly with the lead independent director or the independent directors as a group, should submit their written comments c/o Lead Independent Director (currently Fred S. Zeidman) at our corporate headquarters, Straight Path Communications Inc., 5300 Hickory Park Drive, Suite 218, Glen Allen, Virginia 23059. The lead independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted.

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, or to send any communication that raises concerns about the ethical conduct of us or our management, should submit their written communication directly to our Corporate Secretary, Yonatan Cantor, at our principal executive offices, Straight Path Communications Inc., 5300 Hickory Park Drive, Suite 218, Glen Allen, Virginia 23059. The Corporate Secretary will promptly forward a copy of any communication that raises concerns about the ethical conduct of us or our management to the Chairman of the Audit Committee and, if appropriate our Chairman, and take such actions as they authorize to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•         Obscene materials;

•         Unsolicited marketing or advertising material or mass mailings;

•         Unsolicited newsletters, newspapers, magazines, books and publications;

•         Surveys and questionnaires;

•         Resumes and other forms of job inquiries;

•         Requests for business contacts or referrals;

•         Material that is threatening or illegal; or

•         Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in his or her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•         Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•         Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held forty-nine (49) meetings in Fiscal 2017.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the current Board of Directors attended the 2017 annual meeting of stockholders.

Board of Directors Leadership Structure and Risk Oversight Role

Our Chairman of the Board, Mr. Jonas, provides overall leadership to the Board of Directors. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Board has determined that, given Mr. Jonas’ leadership skills, relationships with the other members of management and the members of the Board, and his prior positions where he acted as leader of groups and provided oversight over different bodies is optimal for the Company at the present time.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment. The risk management oversight roles of the Compensation, Audit and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board’s role. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces. The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Section 802 of the NYSE American Company Guide requires that the non-employee directors of the Company meet at least annually in executive session without the presence of non-independent directors and management. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. The Lead Independent Director, currently Fred S. Zeidman, serves as the presiding director of these executive sessions. He has served as Lead Independent Director since August 2, 2013. The Board of Directors determined that the role of Lead Independent Director was important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments in executive sessions to review and monitor their respective continued effectiveness.

As stated above, each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning. The Compensation Committee oversees risks related to compensation policies and practices.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

Audit Committee

The Audit Committee is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our website, http://spathinc.com/investors, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee consists of Fred S. Zeidman (Chairman), K. Chris Todd and William F. Weld. The Audit Committee held four (4) meetings during Fiscal 2017. The Board of Directors has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 803 of the NYSE American Company Guide and Rule 10A-3(b) under the Exchange Act, and (ii) that Mr. Zeidman qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2013 Stock Option and Incentive Plan, as amended and restated as of October 8, 2015 (the “Incentive Plan”), and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Todd (Chairman), Weld and Zeidman. The Compensation Committee held eight (8) meetings during Fiscal 2017. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our website, http://spathinc.com/investors, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of Section 803 of the NYSE American Company Guide and the categorical standards set forth above.

The Compensation Committee adopts Company-wide goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and considers them as some of the factors when determining the amounts of annual bonuses to be awarded to executive officers.

In Fiscal 2017, the Compensation Committee retained Pearl Meyer & Partners, LLC as compensation consultants to advise the Committee on change-in-control and retention bonus programs (details of which are discussed below under the heading “Potential Payments Upon Termination or Change-In-Control”) for the Company’s Named Executive Officers. The material elements of the retention program included the following: (i) identifying public companies that have been acquired over the past five years that are within the Company’s industry and companies that represent the general industry, and grouped these companies into two peer groups; (ii) calculating the aggregate payments made to the named executive officers of the acquired companies and understanding the aggregate value of these payments from a dollar, market cap and enterprise value perspective, and where available, reviewed the aggregate termination payments made beyond the named executive officers; (iii) analyzing estimated severance payments that are expected to be paid to bonus eligible named executive officers under existing agreements or policies; (iv) developing a range of potential aggregate payments that could be made to named executive officers and developing a view of what aggregate payments Pearl Meyer believes would be reasonable based on the Compensation Committee objectives and market practices; and (v) developing a detailed report of findings for the Compensation Committee’s review.

Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related-person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of

Messrs. Weld (Chairman), Todd and Zeidman. The Corporate Governance Committee held four (4) meetings during Fiscal 2017. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our website http://spathinc.com/investors, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 803 of the NYSE American Company Guide and the categorical standards set forth above.

Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Davidi Jonas (Chairman) and Fred S. Zeidman, who is independent in accordance with Section 803 of the NYSE American Company Guide. Mr. Jonas is not independent. The Company, as a “controlled company,” is exempt from the requirement to maintain an independent nominating committee pursuant to Section 801(a) of the NYSE American Company Guide. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our website, http://spathinc.com/investors, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one (1) meeting during Fiscal 2017.

2017 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors is comprised of equity compensation, consisting of awards of restricted shares of the Company’s Class B Common Stock that are subject to forfeiture (“Restricted Stock”), and cash compensation. Each of these components is described in more detail below. Each non-employee director received 8,000 shares of Restricted Stock and a cash retainer of $35,000 for Fiscal 2017.

Director Equity Grants

Pursuant to the Company’s Incentive Plan, each non-employee director of the Company was entitled to receive, on each January 5th (or the next business day thereafter), an annual grant of 8,000 restricted shares of our Class B common stock (pro-rated based on the calendar quarter in which he or she joined the Board), which vested immediately upon grant. A new director who becomes a member of the Board of Directors during the course of a calendar year receives an automatic grant on the date that he or she becomes a director for an amount of shares that is 8,000 pro rated based on the calendar quarter of the year in which he or she becomes a director. The stock is granted on a going forward basis, before the director completes his or her service for the calendar year. All such grants of stock to directors are subject to certain terms and conditions described in the Company’s Incentive Plan.

Director Board Retainers

Each non-employee director of the Company who attends at least 75% of the regularly scheduled meetings of the Board of Directors and Board committees of which they are members during a calendar year will receive an annual cash retainer of $35,000. Such payment will be made quarterly following attendance of at least 75% of the Board of Directors and committee meetings during the preceding quarter, and is pro-rated, based on the quarter in which they join, for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the regularly scheduled Board of Directors meetings for such partial year. The Chairman of the Board may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. There is no additional compensation for serving on a committee, as a committee chair, for the Lead Independent Director or for the Audit Committee Financial Expert. The Compensation Committee periodically reviews our director compensation practices.

Fiscal 2017 Director Compensation Table

The following table lists the Fiscal 2017 compensation for each person who served as a non-employee director during Fiscal 2016. This table does not include compensation to Davidi Jonas, who serves as a director and is a Named Executive Officer (which is explained below), as he did not receive compensation for his service as a director during Fiscal 2017. Mr. Jonas’ compensation is set forth in the Executive Compensation section of this Proxy Statement.

Name	Dates of Board Service During Fiscal 2016	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
K. Chris Todd	08/01/2016 – 07/31/2017	$35,000	$295,440	$—	$330,440
William F. Weld	08/01/2016 – 07/31/2017	$35,000	$295,440	$—	$330,440
Fred S. Zeidman	08/01/2016 – 07/31/2017	$35,000	$295,440	$—	$330,440

____________

(1)      Represents the annual Board of Directors retainer earned in Fiscal 2017.

(2)      Represents the grant date fair value of an award of 8,000 shares of the Company’s Class B Common Stock on January 5, 2017, computed in accordance with FASB ACS Topic 718.

As of July 31, 2017, non-employee directors held the following shares of the Company’s Class B Common Stock granted for their service as directors. Non-employee directors did not hold any options to purchase shares of the Company’s capital stock as of July 31, 2017.

Name	Class B Common Stock
K. Chris Todd	9,250
William F. Weld	8,000
Fred S. Zeidman	27,250

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On July 22, 2013, the Board of Directors adopted a Statement of Policy with respect to Related Person Transactions. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. The policy also includes transactions which, despite not meeting the criteria set forth above, are otherwise material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Transactions that fall within this definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

The Company retained the legal services of the law firm of Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C. to advise the Company on certain matters related to the Federal Communications Commission. K. Chris Todd is a partner of the firm. Legal fees incurred amounted to approximately $207,000 in Fiscal 2017, however, Mr. Todd did not receive any direct or indirect interest in such fees. There were no fees incurred in Fiscal 2016 and Fiscal 2015.

During Fiscal 2017, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (“Mintz Levin”) represented the Company as litigation counsel in certain legal proceedings related to the Company’s enforcement of its intellectual property rights, and also represents the Company on certain matters related to the Federal Communications Commission. Mr. Weld is a contract partner (who was on leave through November 8, 2016) at Mintz Levin and has no direct or indirect interest in the legal fees paid by the Company to Mintz Levin. Legal fees incurred amounted to approximately $1,406,000 in Fiscal 2017, $596,000 in Fiscal 2016 and $420,000 in Fiscal 2015.

On October 24, 2017, the Company entered into a Settlement Agreement and Release (the “Settlement Agreement”) with IDT, which is controlled by Howard S. Jonas, the trustor of our controlling shareholder, The Patrick Henry TR DTD July 31 2013, and father of our Chief Executive Officer and Chairman of the Board, Davidi Jonas, PR-SP IP Holdings LLC, a Delaware limited liability company controlled by Howard Jonas, and Company subsidiary, Straight Path IP Group, Inc., a Delaware corporation (which was subsequently converted into a Delaware limited liability company, “SPIP”), reflecting the terms of the binding term sheet entered into between the Company and IDT on April 9, 2017, and pursuant to which the Company and IDT each granted a complete and final mutual release of potential indemnification claims asserted by each of the Company and IDT in connection with liabilities that may exist or arise relating to the subject matter of the investigation by (including but not limited to fines, fees or penalties imposed by) the Federal Communications Commission (the “Mutual Release”). IDT paid the Company an aggregate amount of $16 million in cash, of which $10 million is being allocated toward the settlement of claims and in consideration of the Mutual Release and $6 million is being allocated to the transfer of shares of Straight Path IP Group Holding, Inc. (“New SPIP”), which holds the majority of the equity of SPIP, held by the Company to IDT. The Settlement Agreement was negotiated and approved by a special committee of the independent directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock or the Class B Common Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of November 24, 2017 and all shares are owned directly. Percentage ownership information is based on the following amount of outstanding shares: 787,163 shares of Class A Common Stock and 11,980,664 shares of Class B Common Stock. The numbers reported for The Patrick Henry TR DTD July 31 2013 assume the conversion of all 787,163 currently outstanding shares of Class A Common Stock into shares of Class B Common Stock on a one-for-one basis.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Percentage of Aggregate Voting Power (δ)
The Patrick Henry TR DTD July 31 2013(1) c/o Alliance Trust Company, LLC 5375 Kietzke Lane, 2nd Floor Reno, Nevada 89511	787,163	(2)	6.2%	66.3%
Howard S. Jonas 520 Broad Street Newark, New Jersey 07102	1,196,813	(3)	12.6%	3.4%
Solus Alternative Asset Management LP 410 Park Avenue 11th Floor New York, NY 10022	1,103984	(4)	9.27%	3.1%
Nikos Hecht 516 E. Hyman Avenue Aspen, Colorado 81611	877,000	(5)	7.4%	2.5%
Arthur J. Samberg 77 Bedford Road Katonah, NY 10536	691,100	(6)	5.8%	1.9%
Joseph D. Samberg 1091 Boston Post Rd. Rye, NY 10580	670,000	(7)	5.6%	1.9%
Archer Capital Management, L.P. 570 Lexington Avenue, 40th Floor New York, NY 10022	616,044	(8)	5.2%	1.7%
Gilder, Gagnon, Howe & Co. LLC 475 10th Avenue New York, NY 10018	614,662	(9)	5.2%	1.7%
David Breau	17,500	(10)	*	*
Davidi Jonas	413,495	(11)	3.4%	1.0%
Zhouyue Pi	81,190	(12)	*	*
Jonathan Rand	80,322	(13)	*	*
K. Chris Todd	9,250		*	*
William F. Weld	8,000	(14)	*	*
Fred S. Zeidman	9,250		*	*
All directors, Named Executive Officers and executive officers as a group (7 persons)	619,007	(15)	5.1%	1.6%

____________

*         Less than 1%.

(δ)     Voting power represents combined voting power of our Class A Common Stock (three votes per share) and our Class B Common Stock (one-tenth of one vote per share).

(1)      Howard Jonas is the beneficiary of the economic interest of the shares held by the Trust, but, subject to certain consent requirements, does not have voting power or control with respect to such shares.

(2)      Consists of 787,163 shares of Class A common stock (by virtue of the fact that they are convertible into the Company’s Class B common stock). The Patrick Henry Trust (the “Trust”) and Howard Jonas entered into a voting agreement with Verizon Communications Inc. (“Verizon”) concurrently with the entry into the execution of the an Agreement and Plan of Merger (“Verizon Merger Agreement”) with Verizon pursuant to which Mr. H. Jonas (holding his Class A shares through the trust) will vote his Class A shares in the Company in favor of the merger with Verizon and the other transactions contemplated in the Verizon Merger Agreement, on the terms and subject to the conditions set forth in the voting agreement. The Voting Agreement will terminate automatically upon the earliest to occur of (i) the effective time of the Merger, (ii) the valid termination of the Verizon Merger Agreement pursuant to Article VII thereof, (iii) a change of recommendation by the Company’s Board of Directors in the event of a Superior Proposal or Intervening Event, (iv) any change being made to the terms of the Verizon Merger Agreement that would terminate the Trust’s or Mr. H. Jonas’s obligation to vote in favor of the Merger (on the terms and subject to the conditions in the Verizon Merger Agreement) or (v) February 12, 2018, subject to an automatic 180-calendar day extension if all of the conditions other than FCC approval have been satisfied or waived. At a special meeting of stockholders held on August 2, 2017, the Trust and Mr. H. Jonas voted the shares in favor of the Merger.

(3)      Consists of (i) 14,297 shares held by the Jonas Foundation; (ii) 1,180,960 shares held by the Howard S. Jonas 2017 Annuity Trust; and (iii) an aggregate of 1,556 shares held in custodial accounts for the benefit of certain children of Mr. H. Jonas (of which Mr. H. Jonas is the custodian). The foregoing does not include the 787,163 shares of Class A common stock held by The Trust and 83,478 shares beneficially owned by trusts for the benefit of the children of Mr. H. Jonas with respect to which Mr. H. Jonas does not exercise or share voting or investment control.

(4)      According to Schedule 13G filed with the Securities and Exchange Commission SEC on February 14, 2017.

(5)      According to Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2016.

(6)      According to Schedule 13G filed with the Securities and Exchange Commission on August 2, 2016.

(7)      According to Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2017.

(8)      According to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.

(9)     According to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017.

(10)   Consists of (i)1,500 shares of the Company’s Class B Common Stock held by Mr. Breau directly; and (ii) 16,000 shares of Restricted Stock. 1,500 shares of the Class B Common Stock are pledged as security to Morgan Stanley for a margin loan.

(11)   Consists of (i) 176,643 shares of the Company’s Class B Common Stock held by Mr. D. Jonas directly; (ii) 100,000 shares of Restricted Stock; (iii) 410 shares of the Company’s Class B Common Stock held in Mr. D. Jonas’ account in the Company’s 401(k) plan; (iv) 93,117 held in a grantor retained annuity trust; and (v) options to purchase 43,325 shares of the Company’s Class B Common Stock which are currently exercisable or will be exercisable within sixty days.

(12)   Consists of (i) 25,780 shares of the Company’s Class B Common Stock held by Mr. Pi directly; (ii) 55,000 shares of Restricted Stock; and (iii) 410 shares of the Company’s Class B Common Stock held in Mr. Pi’s account in the Company’s 401(k) plan.

(13)   Consists of (i) 43,162 shares of the Company’s Class B Common Stock held by Mr. Rand directly; (ii) 26,000 shares of Restricted Stock; (iii) 410 shares of the Company’s Class B Common Stock held in Mr. Rand’s account in the Company’s 401(k) plan; (iv) 750 shares of the Company’s Class B Common Stock held in Mr. Rand’s Individual Retirement Account; and (v) options to purchase 10,000 shares of the Company’s Class B Common Stock which are currently exercisable or will be exercisable within sixty days.

(14)   Such shares are pledged as security to Morgan Stanley for a margin loan.

(15)   Consists of the shares and options set forth above with respect to the Named Executive Officers and directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the NYSE American. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2017.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s Proxy Statement for the 2017 Annual Meeting. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in SPCI’s Proxy Statement for the 2018 Annual Meeting.

K. Chris Todd, Chairman
William F. Weld
Fred S. Zeidman

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of our financial condition and results of operations included in our Annual Report on Form 10-K for Fiscal 2017 (the “Form 10-K”). The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in the Form 10-K. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the Compensation Committee of our Board of Directors to: (i) oversee our general compensation policies; (ii) determine the base salary and bonus to be paid each year to each of our executive officers; (iii) oversee our compensation policies and practices as they relate to our risk management; and (iv) determine the compensation to be paid each year to our non-employee directors for service on our Board of Directors and the various committees of our Board of Directors. In addition, the Compensation Committee administers our Incentive Plan with respect to Restricted Stock and stock option grants or other equity-based awards made to our executive officers. Shares of Restricted Stock are granted to our non-employee directors automatically under our Incentive Plan on an annual basis.

The nature of our operations historically is such that long-term goals were more significant than current operations. While Straight Path Spectrum generated revenues from its spectrum leasing operations, and in prior periods, Straight Path IP Group generated revenues from its intellectual property enforcement efforts, the core value of the Company’s assets was based on (i) developing and implementing new strategies to deploy our spectrum assets in new applications, and (ii) enforcement efforts at Straight Path IP Group that were expected to only show results after a long period. Straight Path Ventures is developing next generation wireless technology, and its efforts are exploratory in nature and may be unsuccessful or may not produce results until after a long period.

In Fiscal 2017, the Company’s efforts were focused on resolving issues raised by the challenges instituted by short sellers, the investigation commenced by the Federal Communications Commission and then the process of putting the Company up for sale.

Elements of Compensation

The three broad components of our executive officer compensation are base salary, annual cash incentive bonus awards, and long-term equity-based incentive awards. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers, as well as the Company as a whole, in the context of our overall compensation policy. Additionally, the Compensation Committee, in conjunction with our board, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. The Compensation Committee believes that our current compensation plans are serving their intended purposes and are functioning reasonably.

Compensation Structure, Philosophy and Process

Our executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with the goals of the Company and with the best interests of our stockholders. Our compensation philosophy is to provide compensation to attract the individuals necessary for our current needs and planned operations, and provide them with the proper incentives to motivate those individuals to achieve our long-term plans.

The base salary levels we pay to each of our Named Executive Officers are based on the responsibilities undertaken by the respective individuals, and the marketplace for employment of people of similar skills and backgrounds. We note that, during Fiscal 2017, our executive team consisted of only four individuals and thus the breadth of responsibility of those individuals is significant compared to companies with larger teams. Our use of outside resources and efficient operations allow us to operate with a small staff. This reduces our overall compensation costs, but substantially adds to the workload and responsibilities of our executives.

The base salaries paid to executive officers are determined by discussions with the covered individuals and budgetary considerations and approved by our Compensation Committee.

Incentive compensation is designed to reward contributions to achieving the Company’s goals for the current period, as well as for the longer term. Cash bonuses are awarded based upon goals that are set early in each fiscal year. The goals are designed to set forth achievable goals for the current performance of the Company and its business units and for current contributions to long-term initiatives.

In prior years, Mr. Jonas was entitled to a cash bonus equal to 2.5% of the Company’s net income (as determined in accordance with GAAP) in a calendar year, as well as discretionary bonuses as determined by our Compensation Committee. In Fiscal years 2016 and 2017, in light of changes to the Company’s strategic goals and operations, the Compensation Committee awarded Mr. Jonas shares of Restricted Stock in lieu of the cash bonus based on net income. Messrs. Rand’s, Pi’s and Breau’s bonuses are discretionary and are to be determined by our Compensation Committee, with input from Mr. Jonas, with reference to the achievement of the goals and such individuals’ contributions to such efforts, as well as other accomplishments during the year that were deemed relevant in specific instances. Each of our executive officers is eligible to receive a cash bonus of up to 100% of his base salary (or up to 120% or higher upon extraordinary performance).

Following the end of a fiscal year, management sets Company-wide bonus levels for the fiscal year then ended, based on Company performance and available resources. The proposed bonuses are then presented to the Compensation Committee. Management reports to the Compensation Committee on the achievement of the goals set for the fiscal year then ended, the contributions of specific individuals to the achievement of those goals, as well as other accomplishments or other factors that impact performance or compensation.

Equity grants are made in order to provide longer term incentive compensation and to better align the interests of our executives with our stockholders.

Fiscal 2017

Base Salaries

In Fiscal 2017, the annual base salaries for our Named Executive Officers were set at of $325,000 for Mr. Jonas, $250,000 for Mr. Rand, $225,000 for Mr. Pi and $215,000 for Mr. Breau.

Pursuant to elections and agreements entered into in Fiscal 2016, each of Messrs. Jonas, Rand and Pi received a portion of their base salaries for the 12-month period commencing August 1, 2016 in the form of options to purchase Class B common stock. Mr. Jonas agreed to accept options to purchase 42,325 shares of Class B common stock in lieu of $162,500 of his annual $325,000 base salary, Mr. Rand, agreed to accept options to purchase 23,626 shares of Class B common stock in lieu of $50,000 of his annual $250,000 base salary and Mr. Pi, agreed to accept options to purchase 21,756 shares of Class B common stock in lieu of $50,000 of his annual $225,000 base salary. Each of the options, which were issued under our Incentive Plan, have an exercise price of $50.00 per share (which represents more than an 84% premium over the average of the closing prices of the Class B common stock on the NYSE MKT for the week ended June 17, 2016), vest and become exercisable ratably over the 12-month period commencing July 1, 2016, and have a term of three years. The number of shares underlying each of the options was determined by an independent analytic consultant based on a Black-Scholes valuation model for such instruments, and applying a Real Options Model for the value of the employment services, taking into account various factors including the terms of the options, the volatility of the price of our Class B common stock and relevant risk factors related to the arrangement.

Goals for Fiscal 2017

At a meeting held on October 6, 2016, our Compensation Committee approved the following goals for Fiscal 2017: (i) be prepared to address a resolution of the pending FCC investigation, or to challenge action taken by the FCC over the Company’s objections; (ii) absent any FCC action that prevents growth of spectrum leasing operations, increase revenue by $1 million in calendar 2017; (iii) continue progress at the Company’s Gigabit Mobility Lab, including conducting an outdoor demonstration of hardware; (iv) continue regulatory advocacy in the FCC’s rulemaking proceedings; (v) restart intellectual property enforcement efforts; (vi) raise working capital; and (vii) operate in accordance with budget.

Bonus

On August 7, 2017, our Compensation Committee met and approved cash bonuses to our executive officers and other key employees, and set base salaries for Fiscal 2017. Management had prepared recommended amounts, and the Committee considered those recommendations in determining the amount approved.

In making its determination, the Compensation Committee noted the performance relative to the approved Fiscal 2017 goals as well as other significant developments in executing on the Company’s short, medium and long-term plans. The Compensation Committee took note of the challenges faced by the Company and its management, and the changed circumstances of the Company due to the FCC investigation and the change in strategic focus for the Company during the course of Fiscal 2017, noting specifically the restrictions on growth of the spectrum leasing business imposed by the consent decree entered into with the FCC and the Merger Agreement with Verizon Communications.

With regard to the specific goal enumerated above, management reported and the Compensation Committee noted: (i) the Company had a plan developed to address the FCC investigation, including a buildout of equipment covering over 90% of the Company’s spectrum licenses, and that the FCC investigation was resolved by entering into the consent decree; (ii) the Company has entered into a four-year arrangement with Windstream that would likely have generated over $1 million in revenue during Fiscal 2017, and $7 million over the term of the agreement and had made progress with other Ties 2 carriers before all spectrum leasing efforts were suspended due to the restrictions in the consent decree; (iii) the Company’s Gigabit Mobility Lab completed several development milestones and installed a test system on leased rooftops with a schedule demonstration planned for early Fiscal 2018 (that took place on August 31, 2017); (iv) the Company continued is advocacy in the FCC’s further rulemaking proceedings, including working with Verizon with respect to specific comments raised by other participants; (v) the Company advanced all pending litigation commenced by Straight Path IP Group, including successfully defending challenges to the patentability of key claims in its patents; (vi) the Company consummated an internal restructuring; (vii) the Company raised $17 million in financing for payments to the FCC and working capital; and viii) operated in accordance with budget.

Following the above noted considerations, citing the extraordinary performance of the management team under difficult circumstances, and the integral participation of each individual to such performance, the Compensation Committee determined to award each of our Named Executive Officer a performance bonus equal to 120% of his base compensation.

Equity Incentive Awards

On October 6, 2016, our Compensation Committee awarded 120,000 shares of Restricted Stock to Mr. Jonas, 39,000 shares of Restricted Stock to Mr. Rand, 45,000 shares of Restricted Stock to Mr. Pi and 24,000 shares of Restricted Stock to Mr. Breau. All of the grants were made pursuant to our Incentive Plan. The grant to Mr. Jonas vested as to 60,000 shares upon grant. The remainder of the grant to Mr. Jonas and the entire grants to Messrs. Rand and Breau vest in equal installments in October 2017, 2018 and 2019, subject to accelerated vesting as provided in the Incentive Plan, including upon a change of control of the Company. The grant to Mr. Pi vests in equal installments in October 2018, 2019 and 2020.

On April 5, 2017, our Compensation Committee awarded 60,000 shares of Restricted Stock to Mr. Jonas. The grant was made pursuant to our Incentive Plan and was in lieu of the net income-based bonus that was established for Mr. Jonas shortly after the Company’s spin-off from IDT Corporation. The grant is to vest as to 20,000 shares in each of April 2018, 2019 and 2020, subject to accelerated vesting as provided in the Incentive Plan, including upon a change of control of the Company.

Severance and Retention Arrangements

As more fully described under the heading “Potential Payments Upon Termination or change In Control” below, in Fiscal 2017, our Compensation Committee, approved, subject to approval by the Company’s stockholders (which approval was granted at a special meeting held on August 2, 2017), arrangements (which were subsequently formalized in written agreements entered into on September 27, 2017) with each of the Named Executive Officers providing for payments to each individual upon certain events. With respect to Messrs. Jonas, Rand and Breau, the arrangements provide for payments of $1.8 million, $1 million and $1 million, respectively, if they remain employed by the Company through the closing of a “corporate transaction” (as defined in the agreements) and are not subsequently terminated for cause. The proposed merger with Verizon Communications would qualify as a “corporate transaction.”

The arrangements further provide that if the Named Executive Officer is terminated by the Company without “cause” or resigns from the Company with “good reason” (as such terms are defined in the relevant agreements) within two years following closing of a “corporate transaction,” he will be entitled to a payment equal to 150% (or 250% with respect to Mr. Jonas) of his base salary plus target annual bonus.

Fiscal 2016

Base Salaries

In Fiscal 2016, the annual base salaries for our Named Executive Officers were set at of $325,000 for Mr. Jonas, $250,000 for Mr. Rand and $225,000 for Mr. Pi.

On June 17, 2016, each of Messrs. Jonas, Rand and Pi agreed to receive a portion of their base salaries for the 12-month period commencing August 1, 2016 in the form of options to purchase Class B common stock. Mr. Jonas agreed to accept options to purchase 42,325 shares of Class B common stock in lieu of $162,500 of his annual $325,000 base salary, Mr. Rand, agreed to accept options to purchase 23,626 shares of Class B common stock in lieu of $50,000 of his annual $250,000 base salary and Mr. Pi, agreed to accept options to purchase 21,756 shares of Class B common stock in lieu of $50,000 of his annual $225,000 base salary. Each of the options, which were issued under our Incentive Plan, have an exercise price of $50.00 per share (which represents more than an 84% premium over the average of the closing prices of the Class B common stock on the NYSE MKT for the week ended June 17, 2016), vest and become exercisable ratably over the 12-month period commencing July 1, 2016, and have a term of three years. The number of shares underlying each of the options was determined by an independent analytic consultant based on a Black-Scholes valuation model for such instruments, and applying a Real Options Model for the value of the employment services, taking into account various factors including the terms of the options, the volatility of the price of our Class B common stock and relevant risk factors related to the arrangement.

Goals

At a meeting held on October 8, 2015, our Compensation Committee approved the following goals for Fiscal 2016: (i) advance effort toward recognition of millimeter wave for 5G mobility applications, including recognition in the anticipated FCC Notice of Propose Rulemaking, progress toward adoption of rules by the FCC, and adoption of industry standards; (ii) progress toward development of prototype equipment and systems for 5G utilization of millimeter wave; (iii) formally establish Strategic Technical Advisory Board and secure leading figures to serve; (iv) continue dialogue with equipment manufacturers toward partnerships on joint solutions; (v) advance product development of point-to-multipoint hardware for 39 GHz applications; (vi) plan deployments of developed equipment; (vii) increase revenue from spectrum leasing, including via point to multi-point applications; (viii) advance development of a solution utilizing our 39 GHz spectrum assets for small cell backhaul and move toward establishment of a test bed for that solution; (ix) continue to contend inter partes Review challenges to patents; (x) obtain opinion on appeal to Federal Circuit and re-commence enforcement if possible; (xi) explore settlements with infringers and industry groups; (xii) operate efficiently and within budget including significant investments in technology development; (xiii) consider financing if terms are attractive; (xiv) increase research coverage and investor relations efforts; and (xv) maintain full compliance and best practices with respect to public disclosure and SEC filings.

Bonus and Incentive Equity Awards

Following the end of Fiscal 2016, Mr. Jonas corresponded, and held discussions, with the members of our Compensation Committee regarding proposed bonuses and equity awards to executive officers and other key personnel, including presenting them with a report on performance of the Company relative to the goals for Fiscal 2016 previously set by the Compensation Committee. On September 23, 2016, our Compensation Committee, acting via written consent in lieu of a meeting, approved cash bonuses to our executive officers and other key personnel. Subsequently, at a meeting held on October 6, 2016, our Compensation Committee approved equity grants to our executive officers and other key personnel, and set base salaries for Fiscal 2017. Management had prepared recommended amounts, and the Committee considered those recommendations in determining the amount approved.

In making its determination, the Compensation Committee noted the performance relative to the approved Fiscal 2016 goals (described below) as well as other significant developments in executing on the Company’s short, medium and long-term plans. The Compensation Committee took note of the challenges faced by the Company and its management commencing in fall 2015 stemming from a negative report issued by Kerrisdale Capital, allegations made in an anonymous report regarding the circumstances under which certain of our spectrum licenses were renewed by the FCC in 2011 and 2012 and certain developments stemming from such reports. The Committee also noted the pronouncements from the FCC regarding its rulemaking related to use of millimeter wave spectrum for 5G mobile applications, particularly with the release of the Notice of Proposed Rulemaking (“NPRM”) in October 2015, and the adoption of the Upper Microwave Flexible Use (“UMFU”) Report and Order in July 2016, which reflect many of the proposals that the Company made for the 39 GHz band, and exceeded the Company’s goals for that matter. The Committee also considered (i), the significant activity at industry and scientific bodies regarding setting standards for mmWave mobility; (ii) the progress made at the Company’s Gigabit Mobility Lab on developing equipment and systems for 39 GHz deployments; (iii) the creation of the Strategic Technical Advisory Board and the addition of Ted Rappaport and Gabriel Rebeiz to that board; (iv) the entry into an agreement with Cambridge Broadband Networks Ltd. to accelerate development of point-to-multipoint (“PMP”) radios for 39 GHz; (v) the deployment of point-to-point (“PTP”) equipment across much of the area covered by the Company’s spectrum licenses and discussions on deployment of PMP equipment when it becomes available; (vi) entry into new spectrum leases later in Fiscal 2016; (vii) success in the appeal of the adverse inter partes review decisions at the Patent Trial and Appeal Board (“PTAB”) and success on the remanded proceedings at the PTAB; (viii) success in operating within revised budgets that took into account the negative reports described above and the consequences from those reports, and investment in hardware development; and (ix) the Company maintained compliance and best practices with respect to public disclosure and SEC filings.

In addition, management reported and the Compensation Committee took into account that the Company did not achieve its goals relative to a small cell backhaul solution, as the market opportunity did not develop sufficiently and, due to the pendency of the appeal of the PTAB ruling, did not enter into additional settlements with infringers.

In recognition of the accomplishments, the efforts toward addressing the challenges faced by the Company and the changed circumstances, the Compensation Committee awarded cash bonuses and equity grants to executive officers and other personnel.

Mr. Jonas was awarded a cash bonus in the amount of $100,000 and a grant of 120,000 shares of Restricted Stock. This compares to a cash bonus of $90,000 and a grant of 60,000 shares of Restricted Stock for Fiscal 2015. In making the determination, the Committee noted Mr. Jonas’ contribution to all of the Company’s operations, in particular his lead role in advocacy efforts at the FCC and in industry forums, his role in working with outside counsel on the appeal of the PTAB decision and in discussions with CBNL, and his continued engagement with NYU Wireless and the members of the Company’s Strategic Technical Advisory Board. The grant of Restricted Stock was in lieu of the net income-based bonus that was established for Mr. Jonas shortly after the Company’s spin-off from IDT Corporation.

Mr. Rand was awarded a cash bonus in the amount of $75,000 and a grant of 39,000 shares of Restricted Stock. This compares to a cash bonus of $50,000 and no equity grant for Fiscal 2015. In making the determination, the Committee noted Mr. Rand’s lead role in arranging for deployment of PTP equipment across a significant segment of the Company’s spectrum license area and in developing relationships for additional leasing activity for the Company’s 39 GHz licenses when PMP equipment becomes available. He was the executive primarily responsible for completing the agreement with CBNL. As CFO, he is the lead person on reporting, internal controls and investor relations, and is instrumental in the Company’s expense control efforts that enable efficient operations.

Mr. Pi was awarded a cash bonus in the amount of $65,000 and a grant of 45,000 shares of Restricted Stock. In making the determination, the Committee noted Mr. Pi’s essential role in the successful advocacy with the FCC and engagement with academia and the wireless industry. He is primarily responsible for establishment of, and the progress made at, the Company’s Gigabit Mobility Lab. Mr. Pi’s recognition in the industry was a key factor in the success of the Company’s advocacy efforts with the FCC and industry standard-making groups.

In addition to the equity grants described above, Messrs. Jonas, Rand and Pi received the options as payment of a portion of their base salaries for Fiscal 2016 as described above.

2017 base salaries

There were no changes to the Fiscal 2016 base salaries the Named Executive Officers are to receive in Fiscal 2017.

Fiscal 2015

Base Salaries

During Fiscal 2015, base salaries paid to Mr. Jonas, Mr. Rand and Mr. Pi were $325,000, $250,000 and $185,000, respectively.

Goals

At a meeting held on October 23, 2014, our Compensation Committee approved the following goals for Fiscal 2015: (i) file and pursue the appeal of the adverse PTAB decision regarding certain claims in our patents; (ii) further the licensing portion of our intellectual property enforcement program; (iii) advance the development, testing and deployment of hardware utilizing our 39 GHz spectrum licenses for point-to-multipoint applications; (iv) advance development of a solution utilizing our 39 GHz spectrum assets for small cell backhaul and move toward establishment of a test bed for that solution; (v) further the long-term efforts to have our millimeter wave spectrum be eligible for mobility for 5G networks, specifically, assist in FCC rulemaking to permit that usage, engaging with partners in the telecommunications operator and hardware manufacturing industries, and with potential users of our spectrum in that manner; (vi) operate efficiently and within budget; (vii) upgrade marketing and on-line presence of the Company and the Spectrum division; and (viii) maintain full compliance and best practices with respect to public disclosure, SEC filings and relations with investors and the media.

Performance and Bonus and Incentive Equity Awards

At a meeting held on July 23, 2015, our Compensation Committee met and approved cash bonuses and equity grants to our executive officers and other key employees, and set base salaries for Fiscal 2016. Management had prepared recommended amounts, and the Committee considered those recommendations in determining the amount approved.

Upon presentation by management, the Compensation Committee noted the following performance relative to the approved Fiscal 2015 goals as well as other significant developments in executing on the Company’s short, medium and long-term plans. Specifically: (i) the Company filed and was pursuing the appeal of the adverse PTAB decision regarding certain claims in its patents, and that the matter was proceeding expeditiously before the U.S. Court of Appeals for the Federal Circuit; (ii) the Company was in advanced discussions with external vendors with firm dates for the delivery of hardware utilizing its 39 GHz spectrum licenses for PMP applications, which would greatly expand the solutions to be marketed for that spectrum; (iii) the Company had made tremendous strides with the FCC, industry and academic groups and industry participants in having millimeter wave spectrum be eligible for mobility for 5G networks, as more fully described in the Company’s periodic reports; (iv) during Fiscal 2015, the Company operated efficiently and within budget, spending less than budgeted while meeting or exceeding key goals and making progress on all fronts; and (v) the Company continued extensive marketing presence for current applications of its spectrum assets, signing up new lessees to replace expiring transactions. Due to the continuing pendency of the appeal of the PTAB’s decision, the Company was not able to make any progress on its intellectual property enforcement program.

Mr. Jonas was awarded a cash bonus in the amount of $90,000 and a grant of 60,000 shares of Restricted Stock. In making the determination, the Committee noted Mr. Jonas’ contribution to all of the Company’s operations, in particular his leading the efforts with outside counsel on the appeal of the PTAB decision, his role in discussions with hardware developers for 39 GHz equipment, his engagement with NYU Wireless and establishment of the Company’s Strategic Technical Advisory Board, as well as his lead role in advocacy for the inclusion of millimeter wave spectrum for mobility applications with the FCC and the wireless communications industry.

Mr. Rand was awarded a cash bonus in the amount of $50,000. In making the determination, the Committee noted Mr. Rand’s lead role in marketing the Company’s spectrum assets for current applications and in securing a leading equipment manufacturer to develop PMP hardware using 39 GHz spectrum. He was also the lead person on reporting, internal controls and investor relations, and was instrumental in the Company’s expense control efforts that enabled it to operate within budget on the expense side.

Mr. Pi was awarded a cash bonus in the amount of $50,000 and a grant of 30,000 shares of Restricted Stock. In making the determination, the Committee noted Mr. Pi’s essential role in advocacy with the FCC, academia and the wireless industry, as well as his development of the technology that may allow for utilization of millimeter wave spectrum for mobility applications. Mr. Pi’s recognition in the industry was a key factor in the success of the Company’s advocacy efforts.

Fiscal 2015 Base Salaries

Our Compensation Committee approved base salaries for Fiscal 2015 of $325,000 for Mr. Jonas, $250,000 for Mr. Rand and $225,000 for Mr. Pi. Mr. Pi’s increase was due to his increased role in the Company and the greater effort required as the Company’s efforts in his area were coming to fruition. Base salaries for other executive officers remained unchanged.

Employment Agreements

Except for the Severance and Retention Agreements and the Severance Agreement, none of our executive officers are party to employment agreements. The Company believes that the substantial portion of the compensation paid to executives that is in the form of long term equity grants, creates sufficient incentive for retention of executives.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or awarded to our Named Executive Officers by the Company during Fiscal 2017, Fiscal 2016 and Fiscal 2015.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		All other Compensation ($)		Total ($)
Davidi Jonas Chairman of the Board and Chief Executive Officer	Fiscal 2017	$162,500	$390,000	$5,876,400	(4)	$—		$8,100	(6)	$6,437,000
	Fiscal 2016	$325,000	$100,000	$—		$186,757	(5)	$10,600	(7)	$622,357
	Fiscal 2015	$325,000	$90,000	$1,494,900	(8)	$—		$—		$1,909,900

Jonathan Rand Chief Financial Officer	Fiscal 2017	$200,000	$300,000	$1,044,420	(9)	$—		$10,600	(10)	$1,555,020
	Fiscal 2016	$250,000	$75,000	$—		$104,246	(11)	$10,600	(12)	$439,846
	Fiscal 2015	$250,000	$50,000	$—		$—		$—		$300,000

Zhouyue (Jerry) Pi Chief Technology Officer	Fiscal 2017	$175,000	$270,000	$1,205,100	(13)	$—		$10,600	(14)	$1,660,700
	Fiscal 2016	$225,000	$65,000	$—		$95,995	(15)	$10,600	(16)	$396,595
	Fiscal 2015	$185,000	$50,000	$1,487,400	(17)	$—		$—		$1,722,400

David Breau General Counsel	Fiscal 2017	$215,000	$258,000	$642,720	(18)	$—		$10,600	(19)	$1,126,320

____________

(1)      The amounts shown in this column reflect bonuses paid for performance during the relevant period irrespective of when such bonus was paid.

(2)      The amounts shown in this column reflect the aggregate grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. Please see Note 10 to SPCI’s Consolidated Financial Statements included in SPCI’s Annual Report on Form 10-K for the Fiscal Year ended July 31, 2017.

(3)      The amounts shown in this column reflect the value of the options to purchase Class B Common Stock granted to the Named Executive Officers as base compensation. The value represents the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

(4)      Consists of the value of (i) 120,000 shares of Restricted Class B Common Stock that vested as to 60,000 shares immediately upon grant on October 17, 2016 and which vested and are to vest as to 20,000 shares on each of October 17, 2018 and October 16, 2019, and (ii) 60,000 shares of Restricted Class B Common Stock granted on April 9, 2017, which are to vest as to 20,000 shares on each of April 9, 2018, 2019 and 2020.

(5)      Consists of options to purchase 42,325 shares of Class B Common Stock granted to Mr. Jonas as base compensation on June 17, 2016 in respect of $162,500 of Mr. Jonas’ $325,000 base salary for Fiscal 2017. Such options are currently exercisable.

(6)      The Company’s cash contribution to Mr. Jonas’ 401(k) account.

(7)      The Company’s contribution of 410 shares of Class B Common Stock and $1.50 in cash to Mr. Jonas’ 401(k) account.

(8)      Consists of 60,000 shares of Restricted Class B Common Stock that vested immediately upon grant on August 7, 2015. These shares, which were granted in Fiscal 2016, are included above in Fiscal 2015 because the issuance was approved by the Compensation Committee on July 23, 2015 for services performed for the entire Fiscal 2015, and for accounting purposes they are treated as having been granted in Fiscal 2015.

(9)      Consists of the value of 39,000 shares of Restricted Stock granted on October 6, 2016, which vested and are to vest as to 13,000 shares on each of October 18, 2017, October 17, 2018 and October 16, 2019.

(10)   The Company’s cash contribution to Mr. Rand’s 401(k) account.

(11)   Consists of options to purchase 23,626 shares of Class B Common Stock granted to Mr. Rand as base compensation on June 17, 2016 in respect of $50,000 of Mr. Rand’s $250,000 base salary for Fiscal 2017. Such options are currently exercisable.

(12)   The Company’s contribution of 410 shares of Class B Common Stock and $1.50 in cash to Mr. Rand’s 401(k) account.

(13)   Consists of the value of 45,000 shares of Restricted Stock granted on October 6, 2016, which are to vest as to 15,000 shares on each of October 17, 2018, October 16, 2019 and October 16, 2020.

(14)   The Company’s cash contribution to Mr. Pi’s 401(k) account.

(15)   Consists of options to purchase 21,756 shares of Class B Common Stock granted to Mr. Pi as base compensation on June 17, 2016 in respect of $50,000 of Mr. Pi’s $225,000 base salary for Fiscal 2017. All such options have been exercised.

(16)   The Company’s contribution of 410 shares of Class B Common Stock and $1.50 in cash to Mr. Pi’s 401(k) account.

(17)   Consists of the value of (i) 60,000 shares of Restricted Stock granted on September 1, 2014, which have subsequently fully vested, and (ii) 30,000 shares of Restricted Stock granted on July 23, 2015, which have vested as to 20,000 shares and are to vest as to the remaining 10,000 shares on October 16, 2018.

(18)   Consists of the value of 24,000 shares of Restricted Stock granted on October 6, 2016, which have vested as to 8,000 shares and are to vest as to the 8,000 shares on each of October 17, 2018 and October 16, 2019.

(19)   The Company’s cash contribution to Mr. Breau’s 401(k) account.

Except as provided for in agreements that the Company may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance.

We adopted our Incentive Plan to provide equity compensation to our Board of Directors, our management and our employees and consultants.

Grants of Plan-Based Awards

The following table sets forth information concerning the number of shares of Class B Common Stock underlying restricted stock awards under the Company’s Incentive Plan granted to the Named Executive Officers in Fiscal 2017. There are no estimated future payouts in connection with such awards. There were no stock option awards to Named Executive Officers in Fiscal 2017.

	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of securities underlying options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Davidi Jonas	10/17/2016	10/06/2016	120,000	—	—	$3,732,000
	04/09/2017	4/05/2017	60,000	—	—	$2,144,400
Zhouyue (Jerry) Pi	10/06/2016	10/06/2016	45,000	—	—	$1,205,100
Jonathan Rand	10/06/2016	10/06/2016	39,000	—	—	$1,044,420
David Breau	10/06/2016	10/06/2016	24,000	—	—	$642,720

____________

(1)      Represents the grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information on the current holdings of restricted stock and options by our Named Executive Officers at July 31, 2017.

Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Davidi Jonas	6/21/2016	42,325	—	$50.00	06/16/2019	—		—
	—	—	—	—	—	120,000	(2)	$21,528,000
Zhouyue (Jerry) Pi	—	—	—	—	—	85,000	(3)	$15,249,000
Jonathan Rand	6/21/2016	10,000	—	$50.00	06/16/2019	—		—
	—	—	—	—	—	39,000	(4)	$6,996,600
David Breau	—	—	—	—	—	24,000	(5)	$4,305,600

____________

(1)      Market value is computed by multiplying the closing price of our Class B Common Stock on July 31, 2017 (the last trading day of Fiscal 2017) which was $179.40 by the number of shares of restricted Class B Common Stock that had not vested as of July 31, 2017.

(2)      20,000 shares vested on October 18, 2017 and 20,000 shares will vest on April 9, 2018, October 17, 2018, April 9, 2019, October 16, 2019 and April 9, 2020.

(3)      30,000 shares vested on October 16, 2017 and 10,000 shares will vest on October 16, 2018 and 15,000 shares will vest on each of October 17, 2018, October 16, 2019 and October 16, 2020.

(4)      13,000 shares vested on October 18, 2017 and 13,000 shares will vest on each of October 17, 2018 and October 16, 2019.

(5)      8,000 shares vested on October 18, 2017 and 8,000 shares will vest on each of October 17, 2018 and October 16, 2019.

Option Exercises and Stock Vested

The following table sets forth information regarding the stock options exercised and restricted shares of Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2017.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(1)
Davidi Jonas	—	$—	159,536	0	$3,878,770
Zhouye (Jerry) Pi	21,756	$2,821,953	30,000	0	$924,000
Jonathan Rand	13,626	$1,768,902	29,756	0	$3,427,890
David Breau	—	$—	8,000	0	$836,600

____________

(1)      The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the shares of Class B Common Stock on the vesting date.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company maintains its Incentive Plan, pursuant to which shares of Restricted Stock and options to purchase Class B Common Stock have been awarded.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company through July 31, 2017.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(1)	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	58,508	$45.32	64,033
Total	58,508	$45.32	64,033

____________

(1)      Reflects all outstanding options exercisable for shares of Class B Common Stock as of July 31, 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

On September 27, 2017, each Named Executive Officer Davidi Jonas, Jonathan Rand and David Breau entered into Severance and Retention Agreements with the Company (the “Severance and Retention Agreements”) and Zhouyue Pi entered into a Severance Agreement (the “Severance Agreement”) with the Company. These arrangements were approved by the Company’s stockholders at a special meeting held on August 2, 2017.

The Severance and Retention Agreements provide that if such Named Executive Officer remains employed by the Company through the closing date of a Corporate Transaction, the Named Executive Officer will be eligible to receive, upon or within 30 days following such date, a retention bonus in a lump-sum amount equal to $1.8 million for Davidi Jonas and $1.0 million for each of Jonathan Rand and David Breau (the “Retention Bonus”). However, Retention Bonus will not be payable to the such Named Executive Officer hereunder in the event that, upon or following the closing date but prior to the date such Retention Bonus is actually paid, such Named Executive Officer’s employment with the Company is terminated for Cause.

The term “Corporate Transaction” means (i) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in the Securities Exchange Act of 1934, as amended from time to time) acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

Both the Severance and Retention Agreements and the Severance Agreement provide that, in the event that the Named Executive Officer’s employment is terminated without cause or the Named Executive Officer resigns from the Company with Good Reason between the closing date of the Corporate Transaction and the second anniversary thereof, then such Named Executive Officer shall receive a (i) Severance Payment in an amount equal to 1.5 times (for Davidi Jonas it is 2.5 times) the sum of (A) the Named Executive’s Base Salary and (B) Executive’s annual bonus in the amount of a 100% of the Executive’s Base Salary (or up to 120% or higher upon extraordinary performance), paid in a lump sum in cash within 60 days following the Termination Date; provided, that if such 60-day period spans two calendar years, payment shall be made solely in the second calendar year; and (ii) all accrued but unpaid salary, expenses and benefits.

The term “Cause” as used in the Severance and Retention Agreements and Severance Agreement shall mean the Named Executive Officer’s repeated failure to perform any material duty to the Company that is not corrected after 10 days’ written notice thereof; misconduct, malfeasance, fraud or dishonesty that materially and adversely affects the Company or its reputation in the industry; or the commission of a felony or a crime involving moral turpitude. All determinations as to Cause shall be made in good faith by the Board of Directors of the Company, or a committee thereof, in its sole discretion.

The term “Good Reason” as used in the Severance and Retention Agreements and Severance Agreement means, without the consent of the Named Executive Officer: (i) a reduction in the Named Executive Officer’s then-current annual base salary or target annual bonus, (ii) the notification of the Named Executive Officer by the Company that the Company shall require the Named Executive Officer to relocate Named Executive Officer’s primary place of service with the Company to a site that is more than 50 miles from both the Named Executive Officer’s current primary place of service and the Named Executive Officer’s primary residence, or (iii) a material reduction in the scope of responsibility or authority of the Named Executive Officer; provided, however, that no act or omission described above shall be treated as “Good Reason” under this Agreement unless (A) the Executive delivers to the Company a written statement of the basis for Named Executive Officer’s belief that Good Reason exists within 90 days following the date such basis first arises, (B) the Company fails to cure the grounds constituting Good Reason within 30 days following Executive’s delivery of such written statement, and (C) Named Executive Officer actually resigns within 30 days of such failure to cure.

The proposed merger with Verizon will constitute a Corporate Transaction.

Each Severance and Retention Agreement and the Severance Agreement will continue in effect for three years and will be automatically extended for one-year terms thereafter unless notice is given by the Company to the Named Executive Officer, provided, however, if the agreements is in effect at the time of a Corporate Transaction then it shall not terminate prior to the second anniversary of such Corporate Transaction, provided, that if the Named Executive Officer is terminated without cause or the Named Executive Officer resigns for good reason, then the agreement will terminate when the Company’s payment obligations are satisfied under the agreement.

The Named Executive Officers have all been granted restricted stock and stock options pursuant to the Company’s Incentive Plan. Under the Incentive Plan, in the event of a “change in control” (other than a “change in control” which is also a “corporate transaction”), each as defined in the Company’s Incentive Plan, (i) each option award which is outstanding at the time of the change in control automatically becomes fully vested and exercisable, and (ii) each share of restricted stock is released from any restrictions on transfer and repurchase or forfeiture rights.

The potential payments in the table below are based on the agreements described above and the provisions of the Incentive Plan and assumes the event of “change in control” took place on July 31, 2017 and immediately following the closing of a change of control, each Named Executive Officer experienced a covered termination (i.e., the employment of each Named Executive Officer of the Company was terminated without cause or due to resignation with good reason). The value of each restricted share is computed by multiplying the closing market price per share of the Company’s Class B Common Stock on July 31, 2017 (the last trading day of Fiscal 2017) ($179.40) by the number of unvested shares of restricted Class B Common Stock held by the Named Executive Officer on that date.

Name	Change In Control: Qualifying Termination ($)
David Breau
Restricted Shares	$4,305,600	(1)
Severance	$1,645,000
Davidi Jonas
Restricted Shares	$21,528,000	(2)
Severance	$3,425,000
Zhouyue Pi
Restricted Shares	$15,249,000	(3)
Severance	$675,000
Jonathan Rand
Restricted Shares	$6,996,600	(4)
Severance	$1,750,000

____________

(1)      Represents the accelerated vesting of 24,000 shares of restricted Class B Common Stock.

(2)      Represents the accelerated vesting of 120,000 shares of restricted Class B Common Stock.

(3)      Represents the accelerated vesting of 85,000 shares of restricted Class B Common Stock.

(4)      Represents the accelerated vesting of 39,000 shares of restricted Class B Common Stock.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s By-Laws, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. The Board of Directors has set the number of directors on the Board of Directors at four. There are currently four directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. All four directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are Davidi Jonas, K. Chris Todd, William F. Weld and Fred S. Zeidman, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2019 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Meeting shall elect each director. Stockholders may not vote for more than four persons, which is the number of nominees identified herein. The following pages contain biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Davidi Jonas has served as Chief Executive Officer, President and Director of SPCI since April 2013, and has served as Chairman of the Board of SPCI since August 1, 2013. He previously served as Vice President, Business Development of IDT Corporation. He has served as manager of Straight Path Spectrum since August 2012 and served as Executive Vice President and director of Straight Path IP Group since November 2012. Mr. Jonas has also served as the Rabbi of Kingsbridge Center of Israel in the Bronx, New York from 2010-2015. Mr. Jonas taught Judaic Studies in SAR High School in Riverdale, New York from 2010 to 2012. Mr. Jonas received rabbinic ordination from Yeshivat Chovevei Torah Rabbinical School.

Key Attributes, Experience and Skills:

Mr. Jonas is very familiar with the operations included within SPCI and its subsidiaries, as well as IDT’s previous efforts to generate value from the related assets. He has exceptional inter-personal and leadership skills, and is creative in developing new applications for assets and in crafting solutions to challenges.

K. Chris Todd has served as Director of SPCI since July 2013. Mr. Todd has been a partner at the law firm of Kellogg, Hansen, Todd, Figel & Frederick, P.L.L.C. since 1994. Prior to that, Mr. Todd was head of the Litigation Group at the law firm of Johnson & Gibbs. Mr. Todd’s extensive career in government service includes service as a Law Clerk to a federal judge, as Associate Counsel in the Office of Independent Counsel under Lawrence Walsh during the Iran/Contra Matter, and as Assistant U.S. Attorney for the Criminal Division in the United States Attorney’s Office, Southern District of New York where Mr. Todd conducted the prosecution of numerous violations of federal law, including multi-defendant business fraud and tax evasion cases. Prior to serving in the Southern District, Mr. Todd also served as a Trial Attorney for the Department of Justice’s Tax Division, Criminal Section, where Mr. Todd conducted numerous jury trials and grand jury investigations involving tax evasion. He has a Bachelor of Arts from Texas Tech University and a J.D. from the University of Texas School of Law and completed graduate studies in law at Cambridge University in England in 1974. For over 25 years Mr. Todd has served on the Board of Trustees of College Year in Athens, a 501(c)(3) Delaware corporation which provides a study abroad program on things Greek.

Key Attributes, Experience and Skills:

Mr. Todd’s private law practice focused on trial work, including patent infringement cases, and he provides invaluable expertise to the Board with respect to our Straight Path IP Group business.

William F. Weld has served as Director of SPCI since July 2013. Mr. Weld has been a member of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and a principal of ML Strategies, LLC, a consulting affiliate of Mintz Levin, since 2012. Mr. Weld has served as a director of Just Energy (TSX and NYSE: JE) since 2012. Mr. Weld was a partner at McDermott Will & Emery LLP from 2006 to 2012. In addition, Mr. Weld served two terms as Governor of Massachusetts, being elected in 1990 and re-elected in 1994 and had previously served as Assistant U.S. Attorney General in charge of the Criminal Division of the Justice Department in Washington D.C. Mr. Weld received a Bachelor of Arts from Harvard College and a JD from Harvard Law School.

Key Attributes, Experience and Skills:

Mr. Weld’s extensive legal and other professional experience will serve as valuable asset to the Company. He has extensive contacts in commercial, legal and governmental arenas, and his managerial experience in public service and the private sector brings important skills to the functioning of the Board of Directors.

Fred S. Zeidman has served as Director of SPCI since July 2013. Mr. Zeidman has also served as a director of Prosperity Bancshares, Inc. since 1986. He formerly served on the Board of Hyperdynamics, Inc and as trustee for the AmeriSoft Liquidating Trust. Mr. Zeidman has served as CEO, Interim CEO and Chairman of the Board of a variety of companies, including several in the oil and gas sector. Mr. Zeidman is the Chairman Emeritus of the United States Holocaust Memorial Council. He was appointed to that position by President George W. Bush in March 2002 and served from 2002-2010. He is also Chairman Emeritus of the University of Texas Health Science System Houston and is on the Board of Trustees of the Texas Heart Institute (where he currently serves as Interim Chief Financial Officer). He formerly served on the Board of Directors and Executive Committee of the University of Saint Thomas and chaired its Development Committee. Mr. Zeidman received his Bachelor of Science and Bachelor of Arts from Washington University and a Masters of Business Administration from New York University.

Key Attributes, Experience and Skills:

Mr. Zeidman has served in board and other leadership positions in many entities of varying size and in different industries. His experience and familiarity with the role of a director will round out the Board of Directors and provide a source of input for management to draw on.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees, Executive Officers

The executive officers, directors, director nominees and certain key personnel of the Company are as follows:

Name	Age	Position
Davidi Jonas	31	Chairman of the Board of Directors, Director, Director Nominee, Chief Executive Officer and Named Executive Officer
Jonathan Rand	55	Chief Financial Officer and Named Executive Officer
Zhouyue (Jerry) Pi	40	Chief Technology Officer and Named Executive Officer
David L. Breau	42	General Counsel and Named Executive Officer
K. Chris Todd	71	Director and Director Nominee
William F. Weld	72	Director and Director Nominee
Fred S. Zeidman	71	Director and Director Nominee

Set forth below is biographical information with respect to the Company’s current executive officers except Davidi Jonas, whose information is set forth above under Proposal No. 1:

Jonathan Rand has served as Chief Financial Officer of SPCI since June 2013, and has served as Chief Operating Officer of SPCI’s subsidiary Straight Path Spectrum, Inc. since January 2014. Mr. Rand served as President and Chief Operating Officer of Organic Motion, an innovative computer vision company, from 2006 to 2012. Mr. Rand co-founded and served as President of Indigo Capital Advisers, providing consulting services to early stage technology companies since 2002. Mr. Rand served as Executive Vice President of Sales, Treasurer and Chief Executive Officer of the Y@P Division of Net2Phone, Inc. from 1998 to 2001 and Executive Vice President of Sales & Finance and Treasurer of IDT Corporation from 1992 to 1998. Prior to joining IDT, Mr. Rand founded and subsequently sold a national magazine, Campus Connection. Mr. Rand worked in Procter & Gamble’s brand management program, after receiving a Bachelor of Science in Economics from the Wharton School, University of Pennsylvania in 1984.

Zhouyue (Jerry) Pi has served as Chief Technology Officer of SPCI since September 2014. Prior to joining SPCI, Mr. Pi was a Senior Director at Samsung Research America in Dallas, Texas, where he led system research, standardization, and prototyping activities in 4G and 5G wireless communications networks. Before joining Samsung in 2006, Mr. Pi was with the Nokia Research Center in Dallas and San Diego, where he was a leading contributor to Nokia’s 3G wireless standardization and modern development efforts for 3GPP2 1XEV-DV, 1xEV-DO, and Ultra Mobile Broadband systems. Mr. Pi has co-authored more than 30 technical journal and conference papers and is the co-inventor of more than 150 patents and applications. Mr. Pi received a Bachelor of Engineering from Tsinghua University (with honor), a Master of Science from Ohio State University and a Masters of Business Administration from Cornell University (with distinction). He is a Fellow of the Institute of Electrical and Electronics Engineers.

David L. Breau has served as General Counsel of SPCI since February 2016. Before joining SPCI, Mr. Breau practiced law for more than eight years at two highly regarded law firms in New York City, Sullivan & Cromwell LLP and Sidley Austin LLP. Mr. Breau’s legal practice at both firms included the defense of securities class action litigations as well as internal and regulatory investigations involving various federal and state agencies. From 2006 to 2007, Mr. Breau was a law clerk to Judge Stanley Marcus on the U.S. Court of Appeals for the Eleventh Circuit. Mr. Breau earned his J.D. cum laude from Duke University School of Law, and has a B.S. in Mechanical Engineering from Johns Hopkins University. Before attending law school, Mr. Breau served in the infantry of the Israel Defense Forces.

Independent Public Accountants

Zwick & Banyai, PLLC (“Zwick”) was the Company’s independent registered public accounting firm for Fiscal 2017 and has served the Company as its independent registered public accounting firm since the Company’s formation in April 2013. The Audit Committee of the Board of Directors has not yet appointed the Company’s independent registered public accounting firm for 2018 in light of the potential merger with Verizon, which is expected to close during the second/third quarter of Fiscal 2018. Zwick was retained to review the Company’s financial statement for the first and second quarter of 2018.

We expect that representatives for Zwick will be present telephonically at the Annual Meeting, will be available to respond to appropriate questions via telephone and will have the opportunity to make such statements as they may desire.

During the Company’s two most recent fiscal years, the Company did not consult with Zwick with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Zwick’s report on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years there were no disagreements between the Company and Zwick on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Zwick, would have caused Zwick to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such years.

During the two most recent fiscal years there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v). Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Zwick & Banyai, PLLC for the fiscal years ended July 31, 2017 and July 31, 2016.

Fiscal Year Ended July 31	2017		2016
Audit Fees	$114,353	(1)	$71,090	(2)
Audit Related Fees	—		—
Tax Fees	$—		—
All Other Fees	$—		—
Total	$114,353		$71,090

____________

(1)      Audit fees for Fiscal 2017 were principally for audit work performed on the consolidated financial statements for the fiscal year ended July 31, 2017.

(2)      Audit fees for Fiscal 2016 were principally for audit work performed on the consolidated financial statements for the fiscal year ended July 31, 2016.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Zwick & Banyai, PLLC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee for the Interim Period following the Spin-Off.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the Public Company Accounting Oversight Board’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s purpose is more fully described in its charter, which can be found in the Governance section of our website, http://spathinc.com/investors. The Audit Committee reviews its charter on an annual basis. The Board of Directors annually reviews the NYSE American listing standards’ definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard and that each of the members is “financially literate” as defined by Securities Exchange and Commission and NYSE American rules. The Board of Directors has also determined that Fred S. Zeidman, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, in accordance with U.S. generally accepted accounting principles, and financial reporting requirements, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company has retained Rotenberg Meril Solomon Bertiger & Guttilla, P.C. (“Rotenberg”) to perform internal audit functions and reports to the Audit Committee and to the Company’s management. Rotenberg is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, for example, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets. With regard to the internal audit functions, the Audit Committee reviewed the audit plan, audit scope and its coverage in relation to the scope of the external audit, and approved Rotenberg to perform the internal audit function. The Company’s independent registered public accounting firm for Fiscal 2017, Zwick & Banyai, PLLC, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s annual agenda includes reviewing the Company’s financial statements, internal control over financial reporting, and audit and other matters. The Audit Committee meets each quarter with Zwick & Banyai, PLLC and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings news releases. The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s vendor performing internal audit function and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services. The Company’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and the Company’s management that firm’s independence. In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Zwick & Banyai, PLLC. Pre-approval includes audit services, audit-related services, tax services, and other services.

The Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended July 31, 2017, as well as the effectiveness of the Company’s internal controls over financial reporting as of July 31, 2017. The Committee has also reviewed and discussed with Zwick & Banyai, PLLC the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2017, for filing with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Fred S. Zeidman — Chairman and Audit Committee Financial Expert
K. Chris Todd
William F. Weld

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters or policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2019 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2019 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 5300 Hickory Park Drive, Suite 218, Glen Allen, Virginia 23059, which proposals must be received at such address no later than August 2, 2018. In addition, any stockholder proposal submitted with respect to the Company’s 2019 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after October 17, 2018.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s 2017 Annual Report on Form 10-K obtained by contacting Yonatan Cantor, Corporate Secretary and VP Business Affairs, by phone at (804) 433-1523, or by mail addressed to Yonatan Cantor, Corporate Secretary and VP Business Affairs, at 5300 Hickory Park Drive, Suite 218, Glen Allen, Virginia 23059.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

November 27, 2017

Yonatan Cantor
Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

STRAIGHT PATH COMMUNICATIONS INC.

February 6, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033330000000001000 1 020618

THE BOARD OF DIRECTORS RECOMMENDS VOTES "FOR" THE LISTED NOMINEES.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:	FOR	AGAINST	ABSTAIN
Davidi Jonas	☐	☐	☐
K. Chris Todd	☐	☐	☐
William F. Weld	☐	☐	☐
Fred S. Zeidman	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the Fiscal 2017 Annual Report.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.